UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52282	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 University Avenue, #17 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 566-5064

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On December 9, 2013, Cellular Biomedicine Group, Inc. (the “Company”) completed its 2013 annual meeting of stockholders (the "Annual Meeting"). The Annual Meeting was initially called to order on November 8, 2013 and was adjourned because a quorum was not present by shares present at the meeting in person or by proxy. The number of shares of common stock entitled to vote at the Annual Meeting was 6,323,774 shares. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 4,606,150 shares. All matters submitted to a vote of the Company's stockholders at the Annual Meeting were approved and David Bolocan, Terry A. Belmont and Gerardus A. Hoogland were elected “Class I” directors.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

    (i) To elect three (3) out of five (5) “Class I” directors, each of whom will be elected for a term of three years, or until the election and qualification of their successors.

Nominee	Shares Voted For	Shares Withheld
Norm Klein	572,616	4,033,534
David Bolocan	4,087,513	518,637
Leo Dembinski	637,243	3,968,907
Terry A. Belmont	4,011,673	594,477
Gerardus A. Hoogland	4,303,749	302,401

(ii) To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Shares Voted For	Shares Voted Against	Shares Abstaining
4,530,715	42,069	33,366

(iii) To approve the Cellular Biomedicine Group, Inc. 2013 Stock Incentive Plan.

Shares Voted For	Shares Voted Against	Shares Abstaining
4,528,288	72,277	5,585

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLULAR BIOMEDICINE GROUP, INC.

Dated: December 23, 2013	By:	/s/ Andrew Chan
Name: Andrew Chan
Title: Chief Financial Officer